Schedule 14A Information

Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[   ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11© of ss. 240.14a-12

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(21))
IDEXX LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

IDEXX LABORATORIES, INC.
(Name of Person (s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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(set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration Statement number, or the Form or Schedule and date of its filing.
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4)	Date Filed:

IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, ME 04092

April 18, 2001

To all IDEXX Stockholders:

          We invite you to attend our Annual Stockholders' Meeting on Wednesday, May 23, 2001, at 9:00 a.m. The meeting will be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine .

          The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the Annual Meeting, including the election of two Class III Directors for three-year terms. The nominees are James L. Moody, Jr. and Erwin F. Workman, Jr., Ph.D., each of whom is currently serving as a Class III Director.

          Stockholders may access the Notice, the Proxy Statement and our Annual Report via the Internet at www.idexx.com. Some of our stockholders have elected to access these materials and vote via the Internet and will not receive a paper proxy card, Proxy Statement or Annual Report by mail. Whether or not you have elected to access the proxy materials via the Internet, you may vote via the Internet or by telephone.

          Our management team and Board of Directors appreciate and encourage stockholder participation at the Annual Meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment now to sign, date and return your proxy in the envelope provided or vote via the Internet or by telephone, even if you plan to attend the meeting.

Sincerely,

David E. Shaw, Chairman and
Chief Executive Officer

IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

Notice of Annual Meeting of Stockholders
To be Held on Wednesday, May 23, 2001

          The Annual Meeting of Stockholders of IDEXX Laboratories, Inc. (the "Company") will be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 23, 2001, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class III Directors for a three-year term;

2.	To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Conan R. Deady, Secretary

Westbrook, Maine
April 18, 2001

          WE ENCOURAGE YOU TO ATTEND THE ANNUAL MEETING IN PERSON OR TO VOTE YOUR SHARES BY PROXY. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE AT YOUR EARLIEST CONVENIENCE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

Proxy Statement for the Annual Meeting of Stockholders
To be Held on May 23, 2001

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IDEXX Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 23, 2001 and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. A stockholder may revoke any proxy at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

          At the close of business on March 26, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 32,804,304 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

          The Company's Annual Report for 2000 was mailed to stockholders, along with these proxy materials, on or about April 18, 2001.

Voting Electronically or by Telephone

          Instead of voting by mail using the enclosed proxy card, stockholders may vote electronically via the Internet or by telephone. The deadline for voting electronically via the Internet or by telephone is May 22, 2001 at 11:59 p.m. EDT. Please note that Internet and telephone voting procedures may vary depending on whether shares are registered in the stockholder's name or in "street name" through a nominee such as a brokerage firm or bank.

          The Internet and telephone voting procedures are designed to ensure that stockholders' identities are validated, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet through either American Stock Transfer & Trust Company or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

For Shares Registered Directly in the Name of the Stockholder

          Stockholders with shares registered directly in their names in the stock records maintained by the Company's transfer agent, American Stock Transfer & Trust Company, may vote their shares via the Internet or by telephone in accordance with instructions set forth on the enclosed proxy card.

For Shares Registered in the Name of a Brokerage Firm or Bank

          A number of brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. Stockholders whose shares are held in an account at a brokerage firm or bank participating in the ADP Program, may vote their shares via the Internet or by telephone in accordance with instructions set forth on the enclosed vote instruction form.

Votes Required

          The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

          The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year. Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters being presented for stockholder action at the Annual Meeting.

Beneficial Ownership of Common Stock

          The following table sets forth certain information, as of March 26, 2001, with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current Directors and executive officers of the Company as a group:

	Number Of Shares	Percentage Of
	Beneficially	Common Stock
Beneficial Owner	_______Owned(1)______	Outstanding(2)

Putnam Investments, Inc.(3)	5,107,700	15.57%
One Post Office Square
Boston, Massachusetts 02109
Capital Research and Management Company(4)	4,070,000	12.41%
333 South Hope Street
Los Angeles, California 90071
Massachusetts Financial Services Company(5)	2,395,243	7.30%
500 Boylston Street
Boston, Massachusetts 02116-3741
Thomas Craig(6)	7,360	*
William End(7)	7,985	*
Mary L. Good, Ph.D.(8)	17,796	*
John R. Hesse(9)	49,416	*
James L. Moody, Jr.(10)	96,168	*
Kenneth Paigen, Ph.D.(11)	47,204	*
William F. Pounds(12)	105,588	*
Gabriel Schmergel(13)	7,004	*
David E. Shaw(14)	1,403,219	4.15%
Erwin F. Workman, Jr., Ph.D.(15)	521,764	1.57%
Louis W. Pollock(16)	128,540	*
Roland H. Johnson(17)	45,860	*
Salvator S. Fratoni, Ph.D.(18)	62,853	*
Ralph K. Carlton(19)	126,040	*
All current Directors and executive officers as a
group (16 persons)(20)	2,676,528	7.68%

__________
*	Less than 1%.

(1)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference below to stock options or warrants held by the person or entity in question refers to stock options or warrants that are exercisable as of March 26, 2001 or exercisable within 60 days after
March 26, 2001.

(2)	The number of shares deemed outstanding includes 32,804,304 shares outstanding as of March 26, 2001, plus any shares subject to options or warrants held by the person or entity in question that are exercisable as of March 26, 2001 or exercisable within 60 days after March 26, 2001.

(3)	Based upon information derived from a Schedule 13G/A filed by Putnam Investments, Inc. ("PI") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2000. According to the Schedule 13G/A, PI has the shared power to vote 329,900 shares and shared power to dispose of 5,107,700 shares.

Page 4

(4)	Based upon information derived from a Schedule 13G filed by Capital Research and Management Company ("CRMC")
pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2000. According to the Schedule 13G, all of such shares are beneficially owned by investment companies to which CRMC provides investment advisory services. CRMC has sole power to dispose of such shares and therefore is deemed to beneficially own such shares under Section 13 of the Exchange Act. CRMC disclaims beneficial ownership of such shares. Such shares include 2,181,300 shares (6.6% of shares outstanding) as to which SMALLCAP
World Fund, Inc. has sole voting power and 1,700,000 shares (5.2% of shares outstanding) as to which The Growth Fund of
America, Inc. has sole voting power.

(5)	Based upon information derived from a Schedule 13G/A filed by Massachusetts Financial Services Company ("MFSC")
pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2000. According to the Schedule 13G/A, MFSC has the sole power to vote 2,000,563 shares and sole power to dispose of 2,395,243 shares.

(6)	Includes an option to purchase 6,500 shares of Common Stock.

(7)	Includes an option to purchase 5,485 shares of Common Stock.

(8)	Includes options to purchase 13,000 shares of Common Stock and 2,000 shares that are held by the Good Family Associates,
LP, as to which Dr. Good shares voting and dispositive power.

(9)	Includes options to purchase 29,500 shares of Common Stock.

(10)	Includes options to purchase 32,832 shares of Common Stock.

(11)	Includes options to purchase 45,004 shares of Common Stock.

(12)	Includes options to purchase 32,833 shares of Common Stock.

(13)	Includes an option to purchase 6,500 shares of Common Stock.

(14)	Includes options to purchase 1,043,700 shares of Common Stock.

(15)	Includes options to purchase 438,100 shares of Common Stock.

(16)	Includes options to purchase 121,950 shares of Common Stock. Also includes 174 shares of Common Stock held in an individual retirement account for Mr. Pollock's wife, as to which shares Mr. Pollock disclaims beneficial ownership.

(17)	Consists of an option to purchase 4,000 shares of Common Stock and a warrant to purchase 41,860 shares of Common Stock.
See "Executive Compensation-Employment Agreements."

(18)	Includes options to purchase 60,040 shares of Common Stock.

(19)	Mr. Carlton resigned from the Company effective November 14, 2000. Consists of options to purchase 126,040 shares of
Common Stock.

(20)	Includes options to purchase 2,004,165 shares of Common Stock and a warrant to purchase 41,860 shares of Common Stock.

ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently four Class I Directors, whose terms expire at the 2003 Annual Meeting of Stockholders, three Class II Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 2001 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

          The persons named in the enclosed proxy will vote to elect James L. Moody, Jr. and Erwin F. Workman, Jr., Ph.D. as Class III Directors, unless authority to vote for the election of both or either of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class III Director of the Company. Each nominee has indicated his willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Gabriel Schmergel, who currently is a Class III Director, will not stand for re-election at the 2001 Annual Meeting of Stockholders. The Board intends to elect a new Class III Director to fill the resulting vacancy as soon as practicable following the Annual Meeting.

          There are no family relationships among the executive officers or Directors of the Company.

Nominees

          Set forth below for each Director of the Company (including the two nominees for Class III Director) is the following information: name and age, positions with the Company, principal occupation and business experience during the past five years, directorships of other publicly-held companies, and the year of commencement of such Director's term as a Director of the Company:

Nominees for Class III Directors

          James L. Moody, Jr., age 69, has been a Director of the Company since 1992. Mr. Moody was Chairman of the Board of Hannaford Bros. Co., an operator of supermarkets, from 1984 until 1997, and served as Chief Executive Officer of Hannaford Bros. Co. from 1973 until 1992. He is also a director of Staples, Inc., UnumProvident Corporation and Empire Company Limited (a Canadian corporation).

          Erwin F. Workman, Jr., Ph.D., age 54, has been a Director of the Company since October 1993. Dr. Workman has served as Executive Vice President and Chief Scientific Officer of the Company since November 1997. Dr. Workman joined the Company as a Vice President in 1984, and he became Senior Vice President in December 1991, Executive Vice President in May 1992 and served as President and Chief Operating Officer from 1993 to November 1997. Prior to joining the Company, he was Manager of Research and Development for the Hepatitis and AIDS Business Unit within the diagnostic division of Abbott Laboratories.

Class II Directors
(Terms Expire at 2002 Annual Meeting)

          Thomas Craig, age 47, has been a Director of the Company since December 1999. Mr. Craig is a Founding Director of Monitor Group, a business services company, and has served as a director since 1983.

          John R. Hesse, age 67, has been a Director of the Company since 1984. Mr. Hesse has been President of Private Equity Managers, Inc. since 1980 and Chairman of the Board and President of International Garden Products, Inc., a grower and supplier of ornamental plants, since January 1996.

          Kenneth Paigen, Ph.D., age 73, has been a Director of the Company since 1992. Dr. Paigen has been a director of The Jackson Laboratory, a nonprofit genetics research institute, since 1989. From 1982 until 1989, Dr. Paigen was a Professor at the University of California-Berkeley.

Class I Directors
(Terms Expire at 2003 Annual Meeting)

          David E. Shaw, age 49, has been Chief Executive Officer and President of the Company since July 1999. He also served as Chief Executive Officer of the Company from its incorporation in 1983 until February 1999, and as President of the Company from 1983 until October 1993. Mr. Shaw has been Chairman of the Board since 1983 and served as Executive Chairman from February 1999 to July 1999.

          William F. Pounds, age 73, has been a Director of the Company since 1990. Mr. Pounds is a Professor Emeritus at the Sloan School of Management, Massachusetts Institute of Technology and Chairman of the Board of Trustees of the Boston Museum of Fine Arts. He was President of Rockefeller Financial Services from September 1981 until May 1991. Mr. Pounds is a director of Management Sciences for Health, North American Management Co. and Sagitta Asset Management Ltd.

          Mary L. Good, Ph.D., age 69, has been a Director of the Company since December 1997. Dr. Good has served as Professor and Interim Dean at Donaghey College of Information Science and Systems Engineering at the University of Arkansas, Little Rock since July 1998, and has been a managing member of Venture Capital Investors, LLC since July 1997. Dr. Good was the Under Secretary for Technology for the Technology Administration in the United States Department of Commerce from August 1993 until June 1997, and was Senior Vice President - Technology at AlliedSignal Inc. from 1988 until August 1993. Dr. Good is a director of Biogen, Inc. and Whatman PLC.

          William End, age 53, has been a Director of the Company since July 2000. Mr. End has been the Executive Chairman of the Board of Cornerstone Brands, Inc., a catalog retailer, since March 1, 2001, and served as Chairman and Chief Executive Officer of Cornerstone Brands, Inc. from 1995 until March 2001. Mr. End was the President and Chief Executive Officer of Land's End, Inc. from 1991 until 1995 and was an Executive Vice President at L.L. Bean, Inc. from 1975 until 1991. Mr. End is a director of New England Business Services.

Board and Committee Meetings

          The Company has a standing Audit Committee, which met four times during 2000 with financial management, the internal auditors and the independent auditors, to review internal accounting controls and accounting, auditing, and financial reporting matters. The Audit Committee also considers the qualifications of and fees charged by the independent auditors of the Company and recommends the selection of the independent auditors to the Board. The current Audit Committee members are Messrs. Pounds (Chairman), Hesse and Dr. Paigen. See "Report of the Audit Committee of the Board of Directors."

          The Company has a standing Compensation Committee, which provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans, and authorizes stock option grants under the 1991 Stock Option Plan and 1998 Stock Incentive Plan. The Compensation Committee met seven times during 2000. The current members of the Compensation Committee are Messrs. Moody (Chairman), Pounds, Schmergel and Dr. Good. See "Compensation Committee Report on Executive Compensation."

          The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors. The Board will consider nominees recommended by stockholders. Stockholders who wish to recommend to the Board, nominees for director, should submit such recommendation to the Secretary of the Company at the principal offices of the Company.

          The Board of Directors met five times during 2000. Each Director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she served.

Directors' Compensation

          Directors who are not officers or employees of the Company receive stock options pursuant to a formula plan, as described below, and expense reimbursement for attending Board and Committee meetings. Commencing in the second quarter of 2001, Directors who are not officers or employees of the Company will receive an annual fee of $15,000, payable quarterly, for their services as Directors. Directors who are officers or employees of the Company do not receive additional compensation for their services as Directors.

          Under the Company's 2000 Director Option Plan (the "2000 Director Plan"), Directors who are not officers or employees of the Company are entitled to receive nonstatutory options to purchase 6,500 shares of Common Stock at each annual meeting through and including the Annual Meeting of Stockholders held in 2005. Options granted under the 2000 Director Plan vest and become exercisable on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting. In addition, eligible Directors elected to the Board other than at an annual meeting are granted an option for a pro rata number of shares of Common Stock. In general, options granted under the 2000 Director Plan are not transferable and are exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within 90 days after he or she ceases to serve as a Director of the Company; provided, however, that the Board has the discretion to allow options to be transferable to family members, trusts for the benefit of family members, and charitable organizations. If a Director dies or becomes disabled while serving as a Director, options are exercisable for a one-year period thereafter. No option is exercisable after ten years from the date of the grant. The option exercise price per share is equal to the fair market value of a share of Common Stock on the date the option is granted.

          As of March 26, 2001, 50,985 shares of Common Stock were issuable upon exercise of options granted under the 2000 Director Plan and 149,015 shares of Common Stock were available to be granted under the 2000 Director Plan.

Executive Compensation

Summary Compensation

          The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company's Chief Executive Officer during the fiscal year ended December 31, 2000, (ii) the four other most highly compensated executive officers during the fiscal year ended December 31, 2000 who were serving as executive officers as of December 31, 2000 and (iii) one former executive officer of the Company who would have been among the executive officers covered by clause (ii) but for the fact that he was not serving as an executive officer on December 31, 2000 (collectively, the "Named Executive Officers").

Summary Compensation Table

					Long-Term
					Compensation
		_______________Annual Compensation_____________			____Awards____
				Other Annual	Securities
				Compensation	Underlying	All Other
Name And Principal Position	_Year_	___Salary($)__	___Bonus($)___	______($)_____	__Options(#)(1)_	__Compensation($)(2)__
David E. Shaw	2000	$ 466,995	$ 382,500	--	70,000	$ 5,100
President and Chief Executive					60,000(VCS)
Officer	1999	$ 386,000	$ 320,000	--	190,000	$ 4,800
	1998	$ 439,500	$ 378,000	--	100,000	$ 3,368

Erwin F. Workman, Jr., Ph.D.	2000	$ 302,530	$ 194,400	--	40,000	$ 5,100
Executive Vice President and					38,000(VCS)
Chief Scientific Officer	1999	$ 296,500	$ 188,800	--	50,000	$ 4,800
	1998	$ 306,700	$ 216,000	--	60,000	$ 3,220

Louis W. Pollock	2000	$ 227,536	$ 131,991	--	50,000	$ 5,100
Senior Vice President					15,000(VCS)
	1999	$ 188,500	$ 109,400	--	30,000	$ 4,800
	1998	$ 186,400	$ 92,000	--	30,000	$ 3,189

Roland H. Johnson	2000	$ 215,030	$ 56,889	--	20,000	$ 5,100
Vice President					15,000(VCS)
	1999	$ 215,900	$ 83,300	--	--	$ 5,000
	1998	$ 51,604(3)	$ 206,000(4)	--	--	--

Salvator S. Fratoni, Ph.D.	2000	$ 180,055	$ 92,340	--	18,000	$ 5,100
Vice President					15,000(VCS)
	1999	$ 180,035	$ 79,704	--	20,000	$ 4,800
	1998	$ 185,802	$ 85,000	--	30,100	$ 3,153

Ralph K. Carlton (5)	2000	$ 250,791	--	--	30,000	--
Senior Vice President					150,000(VCS)
	1999	$ 260,000	$ 134,300	--	40,100	--
	1998	$ 269,400	$ 147,000	--	50,000	--

__________

(1)	Options labeled (VCS) are options to purchase shares of the Common Stock of VetConnect Systems, Inc. ("VetConnect"), a
wholly-owned subsidiary of the Company. These options were cancelled in 2000 and none of the Named Executive Officers held options to purchase VetConnect Common Stock at December 31, 2000. See "Compensation Committee Report on Executive Compensation."

(2)	Represents the Company's matching contribution under the IDEXX Retirement and Incentive Savings Plan.

(3)	Represents the amount paid to Mr. Johnson from October 1, 1998, the date the Company acquired Blue Ridge Pharmaceuticals,
Inc. ("Blue Ridge"), to December 31, 1998.

(4)	Represents a bonus paid to Mr. Johnson on December 17, 1998, of which $154,500 was earned by Mr. Johnson as of September
30, 1998, immediately prior to the date the Company acquired Blue Ridge, and $51,500 was earned by Mr. Johnson from October
1, 1998 through December 31, 1998.

(5)	Mr. Carlton resigned from the Company effective November 14, 2000.

Option Grants

          The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive Officers:

Option Grants in Last Fiscal Year

	_________________Individual Grants_________________
			Percent of
	Number of		Total			Potential Realizable
	Securities		Options	Exercise		Value at Assumed
	Underlying		Granted to	or		Annual Rates of Stock
	Options		Employees	Base		Price Appreciation for
	Granted		In Fiscal	Price	Expiration	________Option Term(4)_________
Name	___(#)(1)(2)___		____Year___	_($/Sh)(3)	____Date___	____5%($)___	___10%($)___

David E. Shaw(5)	70,000		6.22%	$ 17.69	2/04/10	$ 778,650	$ 1,973,252
	60,000	(VCS)	4.38%	$ 45.60	7/19/10	--	--

Erwin F. Workman, Jr., Ph.D.(5)	40,000		3.56%	$ 17.69	2/04/10	$ 444,943	$ 1,127,573
	38,000	(VCS)	2.77%	$ 45.60	7/19/10	--	--

Louis W. Pollock	20,000		1.78%	$ 17.69	2/04/10	$ 222,471	$ 563,786
	30,000		2.67%	$ 22.44	6/22/10	$ 423,325	$ 1,072,788
	15,000	(VCS)	1.10%	$ 45.60	7/19/10	--	--

Roland H. Johnson	20,000		1.78%	$ 17.69	2/04/10	$ 222,471	$ 563,786
	15,000	(VCS)	1.10%	$ 45.60	7/19/10	--	--

Salvator S. Fratoni, Ph.D.	18,000		1.60%	$ 17.69	2/04/10	$ 200,224	$ 507,408
	15,000	(VCS)	1.10%	$ 45.60	7/19/10	--	--

Ralph K. Carlton(6)	30,000		2.67%	$ 17.69	2/04/10	$ 333,707	$ 845,680
	150,000	(VCS)	10.95%	$ 45.60	8/09/10	--	--

__________
(1)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(2)	Options labeled (VCS) are options to purchase shares of the Common Stock of VetConnect Systems, Inc. ("VetConnect"), a
wholly-owned subsidiary of the Company. These options were cancelled in 2000 and none of the Named Executive Officers held options to purchase VetConnect Common Stock at December 31, 2000. See "Compensation Committee Report on Executive Compensation."

(3)	The exercise price is equal to the fair market value of the Company's Common Stock or the VetConnect Common Stock, as the
case may be, on the date of grant.

(4)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.
These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Values for VetConnect options are omitted because no such options were outstanding at December 31, 2000.

Page 9

(5)	Upon a change in control of the Company, vesting of options to purchase the Company's Common Stock held by Mr. Shaw and
Dr. Workman accelerates and such options become fully exercisable. If Mr. Shaw's employment is terminated by the Company or terminated by Mr. Shaw due to a breach by the Company of an employment agreement with Mr. Shaw, the vesting of all options held by Mr. Shaw will accelerate and such options will become fully exercisable. See "Executive Compensation -
Employment Agreements."

(6)	Mr. Carlton resigned from the Company effective November 14, 2000.

Option Exercises and Year-End Values

          The following table sets forth certain information concerning stock options exercised during the fiscal year ended December 31, 2000 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of
Securities Underlying
			Unexercised	Value of Unexercised
	Shares	Value	Options at	In-The-Money Options at
	Acquired on	Realized	_____Fiscal Year-End(#)_____	___Fiscal Year-End($)(2)___
Name	_Exercise(#)_	____($)(1)____	__Exercisable/Unexercisable__	_Exercisable/Unexercisable_

David E. Shaw	--	--	964,700/321,000	$10,922,300/$1,414,475
Erwin F. Workman, Jr., Ph.D.	17,606	$371,527	386,500/147,200	$3,153,458/$616,830
Louis W. Pollock	20,000	$291,267	100,880/101,870	$512,507/$289,520
Roland H. Johnson	--	--	--/20,000	--/$86,250
Salvator S. Fratoni, Ph.D.	--	--	40,440/65,660	$251,075/$315,787
Ralph K. Carlton(3)	10,000	$135,000	81,020/134,080	$376,075/$574,050

__________
(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)	Based on the fair market value of the Common Stock on December 31, 2000 ($22.00) less the option exercise price.

(3)	Mr. Carlton resigned from the Company effective November 14, 2000.

Employment Agreements

          In April 1997, the Company entered into employment agreements with Mr. Shaw (the "1997 Agreement") and Dr. Workman, establishing the terms of employment of such officers in the event of a change in control of the Company, including the payment of certain compensation and benefits in the event that, following a change in control, the employment of either officer is terminated by the Company or its successor without cause or by the officer for good reason. For purposes of the agreements, a "change in control" is deemed to occur, subject to certain exceptions, upon (i) the acquisition by a person or entity of 20% or more of the outstanding Common Stock or the combined voting power of the Company's then-outstanding voting securities, (ii) individuals who comprise the Board of Directors as of the date of the agreements (the "Incumbent Directors"), and individuals who are subsequently elected to the Board who are approved by the Incumbent Directors, ceasing to constitute at least a majority of the Board, (iii) consummation of a merger, consolidation, reorganization or sale of assets unless following such transaction (1) the beneficial owners of the Company's Common Stock and other voting securities immediately prior to such transaction own, in substantially the same proportions, more than 60% of the outstanding common stock and then-outstanding voting securities of the entity resulting from such transaction, (2) no person or entity owns 20% or more of the outstanding common stock or the combined voting power of the then-outstanding voting securities of the resulting entity, and (3) at least half of the members of the board of directors of the resulting entity were Incumbent Directors, or individuals subsequently elected to the Board who are approved by the Incumbent Directors, at the time of execution of the initial agreement, or of the action of the Board providing for the transaction. Upon the occurrence of a change in control, all outstanding options to purchase Common Stock owned by the officers would become immediately exercisable in full.

          Upon termination of employment following a change in control by the Company or its successor without cause or by the officer for good reason, the officer would receive in addition to salary and benefits through the date of termination (i) a pro-rated bonus payment for the portion of the year of termination prior to the date of termination, (ii) benefits for a period of 36 months following termination and (iii) an amount equal to three times the sum of (1) the officer's annual base salary plus (2) the highest annual bonus received by the officer. For this purpose "annual base salary" is defined as the officer's base salary, but not less than 12 times the highest monthly base salary paid within the 12 months prior to the change of control, and "highest annual bonus" is defined as the higher of (A) the highest annual bonus paid to the officer for the three fiscal years preceding the change in control and (B) the annual bonus paid or payable for the most recently completed fiscal year following the change in control. If such payments would cause the officer to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), the Company would provide the officer an additional payment (the "Gross-up Payment") of an amount that would, net of any taxes or penalties (including excise taxes) imposed on the Gross-up Payment, allow the officer to retain the amount he would have received had he not been subject to the Excise Tax. Notwithstanding the foregoing, if the Gross-up Payment would not provide the officer with an after-tax benefit of $50,000 relative to a reduction of payments under the agreement to an amount that would eliminate the Excise Tax (the "Reduced Amount"), then such payments would be reduced to the Reduced Amount and no Gross-up Payment would be made.

          The employment agreements become effective upon a change in control and terminate three years thereafter. Prior to a change in control, the Company has no obligation to retain the officer as an employee. Under the employment agreements, no compensation is payable by the Company to the officers upon any termination of employment prior to a change in control, except that compensation substantially equivalent to that described in the preceding paragraph will be payable prior to a change in control if the termination of the officer's employment (i) is at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or anticipation of a change in control.

          In August 1999, the Company entered into an agreement with Mr. Shaw under which Mr. Shaw will serve as Chief Executive Officer of the Company until a successor is elected to that position, and as Executive Chairman for any period following the election of a successor until December 31, 2001. Under this agreement, Mr. Shaw received an initial base salary of $400,000, which was increased to $425,000 commencing April 1, 2000 and $500,000 as of July 1, 2000. He is eligible for cash bonuses and stock option grants at the discretion of the Board of Directors consistent with senior officer guidelines. If, at any time prior to December 31, 2001, Mr. Shaw's employment is terminated by the Company or terminated by Mr. Shaw due to a breach of the agreement by the Company, Mr. Shaw will have all of the rights, and the Company will have all of the obligations, that both parties would have under the 1997 Agreement upon termination by Mr. Shaw of his employment for good reason following a change in control, including immediate vesting of all options to purchase Common Stock held by Mr. Shaw.

          The Company entered into an employment agreement with Mr. Johnson effective upon the Company's acquisition of Blue Ridge in October 1998, under which Mr. Johnson will serve as President of Blue Ridge and Vice President of the Company until December 31, 2003. Mr. Johnson's base salary and annual bonus are determined in accordance with the Company's standard policies for executive compensation except that Mr. Johnson's salary may not be reduced in any year by more than five percent. If, at any time prior to December 31, 2003, Mr. Johnson's employment is terminated by the Company without cause or by Mr. Johnson for good reason, the Company will be obligated to pay Mr. Johnson his base salary and the cost of continuing coverage under the Company's health benefit plans through December 31, 2003.

          In connection with the Company's acquisition of Blue Ridge, the Company issued to Mr. Johnson, in partial consideration for his shares in Blue Ridge, a warrant to purchase 125,581 shares of Common Stock at an exercise price of $31.59 per share. The warrant vests in three equal increments on December 31, 2000, 2001 and 2002 and expires September 30, 2003. The warrant will cease to vest if Mr. Johnson's employment is terminated by the Company for cause or by Mr. Johnson without good reason. The warrant will become immediately vested in full in the event that Mr. Johnson's employment is terminated by the Company without cause, by Mr. Johnson for good reason or due to Mr. Johnson's death or disability, or in the event of a change in control event while Mr. Johnson is employed by the Company. For purposes of the warrant, a "change in control event" means the consummation of (i) a merger, consolidation, reorganization, recapitalization, or tender offer involving the Company, immediately following which the individuals and entities who were the beneficial owners of Common Stock immediately prior to such transaction beneficially own, directly or indirectly, less than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such transaction, (ii) a sale of all or substantially all of the assets of the Company or (iii) a sale of all or substantially all of the Company's veterinary pharmaceuticals business, whether by stock sale, asset sale or otherwise.

          As additional consideration for his shares in Blue Ridge, the Company issued a promissory note to Mr. Johnson under which the Company paid Mr. Johnson the principal amount of $3,500,000, plus interest at a rate of five and one-half percent per annum, in two equal installments on October 1, 1999 and 2000, and under which the Company is obligated to issue 114,894 shares of Common Stock to Mr. Johnson on October 1, 2001. The Company will have no further obligation under the note if Mr. Johnson's employment is terminated by the Company for cause or by Mr. Johnson without good reason. In the event that Mr. Johnson's employment is terminated by the Company without cause, by Mr. Johnson for good reason or due to Mr. Johnson's death or disability, all shares will become issuable immediately.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon a review of copies of reports filed with respect to 2000 by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act, or written representations from certain reporting persons that no Form 5 filing was required for such persons for such period, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's executive compensation program is administered by the Compensation Committee, which is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. The Compensation Committee is currently comprised of four non-employee Directors. This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2000.

          Compensation Philosophy. The Company's executive compensation program is intended to maximize corporate performance and stockholder returns by (i) aligning compensation with the achievement of corporate, division and individual goals, and (ii) enabling the Company to attract, retain, motivate and reward executive officers who are expected to contribute to the long-term success of the Company. In general, the Committee seeks to make annual cash compensation, including salary and bonus, competitive with the median of cash compensation practices across a broad range of industries. However, through the grant of stock-based incentives, the Committee seeks to provide executive officers with opportunities for compensation above the median total compensation practices for these industries. The Committee's philosophy is that executive officers in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Therefore, bonus and stock-based compensation comprise a greater percentage of total compensation for executive officers in these positions.

          Base Salary. In setting annual base salary for executive officers, the Compensation Committee considers a number of factors, including compensation data for companies in a variety of industry groups; the officer's relevant experience, skills and abilities; the officer's historical performance against goals and contribution to division and corporate performance; and equitableness relative to the compensation of other officers and employees of the Company. The Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer's contributions and potential in light of such criteria.

          Performance Bonuses. The Company's executive officers are eligible for annual performance bonuses equal to a target percentage of base salary. The Compensation Committee's policy is that the payment of bonuses will not necessarily be authorized if the Company does not meet or exceed its budget objectives for the fiscal year. The amount of the target bonus paid, if any, to each executive officer will depend on his or her success in achieving individual performance goals and on his or her contribution to the achievement of divisional and corporate performance goals, with principal emphasis placed by the Compensation Committee on divisional and corporate goals.

          At the beginning of each year, the Chief Executive Officer proposes a budget for the year to the Board of Directors for approval. This budget includes corporate-wide goals, including financial objectives for revenues, expenses, gross margin, net income and earnings per share, goals jointly established by the Chief Executive Officer and each of the other executive officers for their individual areas of responsibility, and a proposal regarding the overall size of the target bonus pool for the year. The individual, divisional and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating profit targets, as well as milestones in research, development, marketing and other areas. For 2000, the Board of Directors initially approved a target bonus pool equal to approximately 25% of the base salaries of all eligible bonus pool participants, which included all executive officers and certain other key members of management.

          Throughout the year, the Chief Executive Officer meets with each executive officer to review his or her progress in achieving these goals and reports the Company's progress against its budget to the Board of Directors. After the end of the year, the Chief Executive Officer performs a final performance review with each executive officer and then presents bonus recommendations to the Compensation Committee for approval.

          At its meeting in February 2001, the Compensation Committee reviewed the Company's actual 2000 corporate performance against the five key financial objectives from the 2000 budget referred to above. In addition, the Committee evaluated the Company's achievement of certain non-financial goals, including research and development milestones, product introductions, acquisitions and divestitures, and operating efficiencies. The Committee then considered a report by Mr. Shaw with respect to each executive officer's performance against his or her individual goals. As with the determination of base salary, even though the Committee considered all five of the indicated financial objectives as well as Mr. Shaw's report and the other factors noted, the Compensation Committee did not make any specific ranking of the indicated criteria, but instead made a subjective evaluation of each executive officer's performance. On the basis of that assessment, the Compensation Committee awarded bonuses totaling $3,808,000 or 20% of the base salaries of all eligible bonus pool participants, which was 78% of the previously approved target bonus pool.

          Equity-Based Compensation. Grants of options under the Company's 1991 Stock Option Plan and 1998 Stock Incentive Plan are intended to directly relate executive compensation to corporate performance and to help align long-term interests of the Company's executive officers and stockholders. The exercise price of all options to purchase the Company's Common Stock granted to executive officers in 2000 was equal to the fair market value of the Common Stock on the date of grant. Options generally vest in equal installments on the first five anniversaries of the date of grant.

          The Compensation Committee considers options to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options, the Compensation Committee makes a subjective determination after considering the number and value of options held by each executive officer which will vest in each future period, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships among executive officers who have similar levels of responsibility. During 2000, options were granted to each of the Named Executive Officers (see "Executive Compensation-Summary Compensation") in recognition of his or her performance and anticipated future contributions to the Company.

          During 2000, the Company adopted the 2000 VetConnect Systems, Inc. Stock Incentive Plan (the "VetConnect Plan"), under which options to purchase shares of the Common Stock of the Company's VetConnect Systems, Inc., subsidiary ("VetConnect") were granted to certain employees of the Company, including all of the Named Executive Officers. See "Executive Compensation-Option Grants." In December 2000, as a result of VetConnect's disappointing performance and deteriorating market conditions for electronic commerce businesses, the Company modified its strategic plan for VetConnect and restructured certain VetConnect operations. In light of the Company's reduced emphasis on the VetConnect business, the Company determined that the incentives provided by the VetConnect Plan were no longer necessary or appropriate to support the Company's strategic objectives, and the recipients of options under the VetConnect Plan agreed to terminate such options.

          Under the Company's employee stock purchase plans, all eligible employees of the Company, including executive officers, may purchase shares of Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower. Offerings under these plans generally occur over a six-month period and an aggregate of up to 450,000 shares may be issued under the plans.

          Chief Executive Officer Compensation. Mr. Shaw's annual base salary was $400,000 from January through April 2000 and $425,000 from April through June 2000. The Compensation Committee increased Mr. Shaw's salary to $500,000 effective as of July 1, 2000. Based upon the results of a compensation survey performed by management consultants at the Committee's request, the Committee believes that Mr. Shaw's total compensation, including stock-based awards, remains at or below the median for similarly sized companies in the technology and biotechnology industries. The Compensation Committee awarded Mr. Shaw a bonus of $382,500 for performance during 2000 and granted Mr. Shaw an option to purchase 70,000 shares of the Company's Common Stock.

          Compliance with Internal Revenue Code Section 162(m). The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers, will generally have an effect on the Company. The Company intends to continue to review periodically the potential consequences of Section 162(m) and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

James L. Moody, Jr., Chairman
Mary L. Good, Ph.D.
William F. Pounds
Gabriel Schmergel

STOCK PERFORMANCE GRAPH

          The following graph compares cumulative total stockholder return on the Company's Common Stock since December 31, 1995 with the cumulative total return of (i) the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "CRSP Nasdaq Index") and (ii) the Standard and Poor's Health Care Composite Index (the "S&P Health Care Index"). This graph assumes the investment of $100 on December 31, 1995 in the Company's Common Stock, the CRSP Nasdaq Index and the S&P Health Care Index and assumes dividends, if any, are reinvested. Measurement points are the last trading days of the years ended December 31, 1995, 1996, 1997, 1998, 1999 and 2000.

[GRAPH]

	IDEXX Laboratories, Inc._	CRSP Nasdaq Index	S&P Health Care Index
12/31/95	100.00	100.00	100.00
12/31/96	77.00	123.00	118.00
12/31/97	34.00	151.00	168.00
12/31/98	57.00	212.00	239.00
12/31/99	34.00	395.00	217.00
12/31/00	47.00	238.00	292.00

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of the Company's Board of Directors (the "Audit Committee") is composed of three members and acts under a written charter first adopted and approved on May 17, 2000, by the Board of Directors. A copy of the audit committee charter is attached to this proxy statement as Exhibit A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

          The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, with Arthur Andersen LLP, the Company's independent auditors.

          The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

          Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

William F. Pounds, Chairman
John R. Hesse
Kenneth Paigen

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP. Information about Arthur Andersen LLP's fees for services performed during 2000 is as follows:

          Audit Fees. Arthur Andersen LLP billed the Company an aggregate of $154,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

          Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

          All Other Fees. Arthur Anderson LLP billed the Company an aggregate of $107,833 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

OTHER MATTERS

          The Board of Directors does not know of any other matters that may come before the Annual Meeting, and, under the Company's by-laws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented for action at the Annual Meeting has passed. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

          All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for this year's Annual Meeting, at a cost to the Company of approximately $2,000, plus reimbursement of reasonable expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

          Proposals of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Westbrook, Maine, not later than December 17, 2001. In addition, the Company's by-laws require that the Company be given advance notice of matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be received by the Secretary of the Company, at the principal offices of the Company no later than March 18, 2002 or 60 days before the date of the 2002 Annual Meeting of Stockholders, whichever is later. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

By Order of the Board of Directors,

Conan R. Deady, Secretary

April 18, 2001

          THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE VIA THE INTERNET OR BY TELEPHONE AT YOUR EARLIEST CONVENIENCE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Exhibit A
IDEXX LABORATORIES, INC. AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which Management and the Board of Directors have established, and the audit process. The membership of the Audit Committee shall consist of at least three financially literate and independent members of the Board of Directors, as defined under applicable NASDAQ rules. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

The Company's Management is responsible for preparing the Company's financial statements and the Independent Auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's Management and Independent Auditors.

In meeting its responsibilities, the Audit Committee is expected to:

Oversight of the Independent Auditors:
1.	Provide an open avenue of communication between the Independent Auditors and the Board of Directors.

2.	Recommend to the Board of Directors the Independent Auditor to be nominated for election by shareholders. Approve the compensation of the Independent Auditor.

3.

Gain assurance, in writing, on the independence of the Independent Auditors, consistent with Independence Standards Board Standard No. 1. This includes a review of management consulting services provided by the Independent Auditors and the fees related to these non-audit services. It is the responsibility of the Audit Committee to insure the objectivity and independence of the Independent Auditors and recommend that the Board of Directors take appropriate action to address any impairment of independence and objectivity. The Independent Auditor is ultimately accountable to the Audit Committee and Board of Directors.

Oversight of Internal Auditors:
1.	Provide an open avenue of communication between the Internal Auditors and the Board of Directors.

2.	Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

3.	Consider and review with the Internal Auditors and Management:

•	The objectivity and independence of the Internal Auditors, including the budget and staffing.

•	The internal audit risk assessment process, audit scope and plans of the Internal Auditors.

•	The coordination of effort with the Independent Auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	The quality and adequacy of the Company's internal accounting controls.

•	Any significant findings and recommendations of the Independent Auditors and Internal Auditors together with Management's responses thereto.

Oversight of the Financial Reporting Process:
1.	Consider and review with Management and the Independent Auditors at the completion of the annual audit examination:

•	The Company's annual financial statements and related footnotes.

•	The Independent Auditors' audit of the financial statements and report thereon.

•

Annual filings with the Securities and Exchange Commission and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

•

Matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any serious difficulties or disputes encountered by the Independent Auditors with Management during the course of their audit.

2.

Consider and review with the Independent Auditors, their judgment about the quality of the Company's accounting principles as applied in its financial reporting for its annual financial statements. Likewise, review quarterly financial statements in the event of significant events, transactions or changes in accounting estimates.

3.

Consider and review with Management and the Independent Auditors any changes in accounting policies and practices, unusual or significant commitments or liabilities, and legal and regulatory matters that may have a material impact on the financial statements.

Other Oversight Responsibilities:
1.	Periodically meet with the Internal Auditors, the Independent Auditors, and Management in separate executive sessions.

2.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

3.	Report Audit Committee actions to the Board of Directors with such recommendations as it may deem appropriate.

4.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

5.

The Audit Committee shall meet as frequently as required to fulfill the requirements of its charter or as circumstances require. The Audit Committee will ask members of Management or others to attend the meeting and provide pertinent information as necessary.

6.	The Audit Committee will perform such other functions as assigned by law, the Company's charter or by-laws, or the Board of Directors.

7.	Review and update the Audit Committee's charter annually.

Electronic Distribution

If you would like to receive future proxy statements and annual reports of IDEXX Laboratories, Inc. via e-mail, please visit http://www.investpower.com. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the Company number and account number on top of the reverse side of this card.

IDEXX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders
To Be Held on May 23, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY

          The undersigned, revoking all prior proxies, hereby appoint(s) David E. Shaw, William F. Pounds and Conan R. Deady, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 23, 2001 at 9:00 a.m., local time, and at any adjournment thereof.

          In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

IDEXX LABORATORIES, INC.

May 23, 2001

PROXY VOTING INSTRUCTIONS

TO VOTE VIA THE INTERNET
Please access the Web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the Web page.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

PLEASE VOTE
IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, THERE IS NO NEED TO RETURN YOUR PROXY CARD.

YOUR CONTROL NUMBER IS à	_____________________

Please Detach and Mail in the Envelope Provided

A [X]	Please mark your
votes as in this
example.

	FOR all	WITHHOLD
	nominees listed	Authority to
	at right (except	vote for all
	as marked to	nominees listed
	the contrary)	at right			FOR	AGAINST	ABSTAIN
1. TO ELECT TWO CLASS	[ ]	[ ]	Nominees:	2. TO RATIFY THE SELECTION OF ARTHUR ANDERSEN	[ ]	[ ]	[ ]
III DIRECTORS			(01) James L. Moody, Jr.	LLP AS THE COMPANY'S
			(02) Erwin F. Workman, Jr. Ph.D.	INDEPENDENT AUDITORS FOR THE CURRENT YEAR.

INSTRUCTION: To withhold authority to vote for any
individual nominee, write the name of the nominee(s)
on the line below.				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

_____________________________________

Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate his intent to vote in person.

___________________________________________________			Date:_______, 2001	______________________________________________		Date:_______, 2001
SIGNATURE				SIGNATURE IF HELD JOINTLY
NOTE:

Please sign exactly as your name appears on this card. When shares are held by joint owners, both should sign. Indicate your full title if you are signing as an executor, administrator, trustee or guardian. If the signer is a corporation, an authorized officer should sign the full corporate name.